                                   EXHIBIT (A)

                        AMENDED AND RESTATED CERTIFICATE
                                       AND
                        AGREEMENT OF LIMITED PARTNERSHIP

                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.


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
                                TABLE OF CONTENTS


SECTION NO.              DESCRIPTION                     PAGE
I.      FORMATION
        1.01   Formation..................................1
        1.02   Certificate of Limited Partnership.........1
        1.03   Name, Principal Office and Residence.......1
        1.04   Purpose....................................1

II.     DEFINITION OF TERMS
        2.01   Definitions................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner
                   and Participants.......................8
        3.02   Participants...............................8
        3.03   Subscriptions to the Partnership...........9
        3.04   Capital Contributions.....................10
        3.05   Payment of Subscriptions..................11
        3.06   Partnership Funds.........................12

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases.....................12
        4.02   Conduct of Operations.....................13
        4.03   General Rights and Obligations of the
                   Participants and Restricted and
                   Prohibited Transactions...............17
        4.04   Designation, Compensation and
                   Removal of Managing General
                   Partner  and Removal of Operator......25
        4.05   Indemnification and Exoneration...........27
        4.06   Other Activities..........................29

V.      PARTICIPATION IN COSTS AND REVENUES,
        CAPITAL ACCOUNTS, ELECTIONS AND
        DISTRIBUTIONS
        5.01   Participation in Costs and Revenues.......30
        5.02   Capital Accounts and Allocations
                   Thereto...............................32
        5.03   Allocation of Income, Deductions and
                   Credits...............................33
        5.04   Elections.................................35
        5.05   Distributions.............................35

VI.     TRANSFER OF INTERESTS
        6.01   Transferability...........................36
        6.02   Special Restrictions on Transfers.........37
        6.03   Right of Managing General Partner to
                   Hypothecate and/or Withdraw Its
                   Interests.............................38
        6.04   Presentment...............................38

VII.    DURATION, DISSOLUTION, AND WINDING
        UP
        7.01   Duration..................................40
        7.02   Dissolution and Winding Up................40

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices...................................41
        8.02   Time......................................41
        8.03   Applicable Law............................41
        8.04   Agreement in Counterparts.................42
        8.05   Amendment.................................42
        8.06   Additional Partners.......................42
        8.07   Legal Effect..............................42

EXHIBITS

        EXHIBIT (I-A)   -    Managing General Partner Signature Page
        EXHIBIT (I-B)   -    Subscription Agreement
        EXHIBIT (II)    -    Drilling and Operating Agreement


                      AMENDED AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                  ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of December 3, 1999, by and among Atlas Resources, Inc., hereinafter referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties hereinafter sometimes referred to as "Limited Partners," or for Investor General Partner Units, these parties hereinafter sometimes referred to as "Investor General Partners."

                                    ARTICLE I
                                    FORMATION

1.01. FORMATION. The parties hereto form a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act, upon the terms and conditions set forth herein.

1.02. CERTIFICATE OF LIMITED PARTNERSHIP. This document shall constitute not only the agreement among the parties hereto, but also shall constitute the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03.  NAME, PRINCIPAL OFFICE AND RESIDENCE.

1.03(a). NAME. The name of the Partnership is Atlas-Energy for the Nineties-Public #8 Ltd.

1.03(b). RESIDENCE. The residence of the Managing General Partner shall be its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by each party.

All addresses shall be subject to change upon notice to the parties.

1.03(c). AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process shall be Mr. Tony C. Banks at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

1.04. PURPOSE. The Partnership shall engage in all phases of the oil and gas business. This includes, without limitation, exploration for, development and production of oil and gas upon the terms and conditions hereinafter set forth and any other proper purpose under the Pennsylvania Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

2.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings hereinafter set forth:

       1. "Administrative Costs" shall mean all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged shall be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

       2. "Administrator" shall mean the official or agency administering the securities laws of a state.

       3.    "Affiliate" shall mean with respect to a specific person:

             (i) any person directly or indirectly owning, controlling, or holding with power to vote ten percent or more of the outstanding voting securities of such specified person;

             (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

             (iii) any person directly or indirectly controlling, controlled by, or under common control with such specified person;

             (iv) any officer, director, trustee or partner of such specified person; and

             (v) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

       4. "Agreed Subscription" shall mean that amount so designated on the Subscription Agreement executed by the Participant, or, in the case of the Managing General Partner, its subscription under
             Section 3.03(b) and its subsections.

       5. "Agreement" shall mean this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits hereto.

       6. "Anthem Securities" shall mean Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

       7. "Assessments" shall mean additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

       8. "Atlas" shall mean Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

       9. "Capital Account" or "account" shall mean the account established for each party hereto, maintained as provided in Section 5.02 and its subsections.

       10. "Capital Contribution" shall mean the amount agreed to be contributed to the Partnership by a party pursuant to Sections
             3.04 and 3.05 and their subsections.

       11. "Carried Interest" shall mean an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

       12.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

       13. "Cost," when used with respect to the sale of property to the Partnership, shall mean:

             (i) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

             (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

             (iii) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

             (iv) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months prior to the purchase by the Partnership.

             "Cost," when used with respect to services, shall mean the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles.

             As used elsewhere, "Cost" shall mean the price paid by the seller in an arm's-length transaction.

       14. "Dealer-Manager" shall mean Anthem Securities, Inc., an Affiliate of the Managing General Partner and the broker-dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire, and Bryan Funding, Inc., the broker-dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

       15. "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

       16. "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with Section 4.03(d)(7).

       17. "Distribution Interest" shall mean an undivided interest in the assets of the Partnership after payments to creditors of the Partnership or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Partnership shall equal a party's interest in the related revenues of the Partnership as set forth in Section 5.01 and its subsections of this Agreement.

       18. "Drilling and Operating Agreement" shall mean the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached hereto as Exhibit (II).

       19.   "Exploratory Well" shall mean a well drilled:

             (i) to find commercially productive hydrocarbons in an unproved area;

             (ii) to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

             (iii)  to significantly extend a known prospect.

       20. "Farmout" shall mean an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

       21.   "Final Terminating Event" shall mean any one of the following:

             (i)    the expiration of the fixed term of the Partnership;

             (ii) the giving of notice to the Participants by the Managing General Partner of its election to terminate the affairs of the Partnership;

             (iii) the giving of notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

             (iv) the termination of the Partnership under Section 708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

       22. "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

       23. "Independent Expert" shall mean a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

       24. "Initial Closing Date" shall mean the date, on or before the Offering Termination Date, but after the minimum Partnership Subscription has been received, that the Managing General Partner, in its sole discretion, elects for the Partnership to begin business activities, including the drilling of wells. It is anticipated that this date will be November 1, 1999.

       25. "Intangible Drilling Costs" or "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

       26. "Interim Closing Date" shall mean those date(s) after the Initial Closing Date of the Partnership, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional Agreed Subscriptions to additional Partnership activities, including drilling activities.

       27. "Investor General Partners" shall mean the persons signing the Subscription Agreement as Investor General Partners and the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2). All Investor General Partners shall be of the same class and have the same rights.

       28. "Landowner's Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

       29. "Leases" shall mean full or partial interests in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.

       30. "Limited Partners" shall mean the persons signing the Subscription Agreement as Limited Partners, the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2), the Investor General Partners upon the conversion of their Investor General Partner Units to Limited Partner interests pursuant to
             Section 6.01(b), and any other persons who are admitted to the Partnership as additional or substituted Limited Partners. Except as provided in Section 3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited Partners shall be of the same class and have the same rights.

       31. "Managing General Partner" shall mean Atlas Resources, Inc. or any Person admitted to the Partnership as a general partner other than as an Investor General Partner pursuant to this Agreement who is designated to exclusively supervise and manage the operations of the Partnership.

       32. "Managing General Partner Signature Page" shall mean an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated herein by reference.

       33. "Offering Termination Date" shall mean the date after the minimum Partnership Subscription has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 1999.

       34. "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

       35. "Operator" shall mean the Managing General Partner, as operator of Partnership Wells in Pennsylvania and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

       36. "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

       37. "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

       38. "Participants" shall mean the Managing General Partner to the extent of its optional subscription under Section 3.03(b)(2), the Limited Partners, and the Investor General Partners.

       39. "Partners" shall mean the Managing General Partner, the Investor General Partners, and the Limited Partners.

       40. "Partnership" shall mean Atlas-Energy for the Nineties-Public #8 Ltd., the Pennsylvania limited partnership formed pursuant to this Agreement.

       41. "Partnership Net Production Revenues" shall mean gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

       42. "Partnership Subscription" shall mean the aggregate Agreed Subscriptions of the parties to this Agreement; provided, however, with respect to Participant voting rights under this Agreement, the term "Partnership Subscription" shall be deemed not to include the Managing General Partner's required subscription under Section 3.03(b)(1).

       43. "Partnership Well" shall mean a well, some portion of the revenues from which is received by the Partnership.

       44. "Person" shall mean a natural person, partnership, corporation, association, trust or other legal entity.

       45. "Program" shall mean one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.

       46. "Prospect" shall mean an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves. Subject to the foregoing sentence, with respect to the Clinton/Medina geological formation in Ohio and Pennsylvania "Prospect" shall be deemed the drilling or spacing unit.

       47. "Proved Developed Oil and Gas Reserves" shall mean reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

       48. "Proved Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, I.E., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

             (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                    (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

                    (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                    In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

             (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

             (iii)  Estimates of proved reserves do not include the following:

                    (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                    (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                    (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

                    (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

       49. "Proved Undeveloped Reserves" shall mean reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

       50. "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

             (i) a transaction involving securities of the Partnership that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

             (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights; the term of existence of the Partnership; the Managing General Partner's compensation; and the Partnership's investment objectives.

       51. "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

       52. "Sales Commissions" shall mean all underwriting and brokerage discounts and commissions incurred in the sale of Units in the Partnership payable to registered broker-dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

       53. "Selling Agents" shall mean those broker-dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

       54. "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

       55. "Subscription Agreement" shall mean an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated herein by reference.

       56. "Tangible Costs" or "Capital Expenditures" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

       57.   "Tax Matters Partner" shall mean the Managing General Partner.

       58. "Units" or "Units of Participation" shall mean the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of Section
             3.03 and its subsections.

       59. "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the cost of development, operation, or maintenance.

                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to Section 3.03(b)(2).

Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants.

The Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Pennsylvania Revised Uniform Limited Partnership Act.

3.02. PARTICIPANTS.

3.02(a). LIMITED PARTNER AT FORMATION. Atlas Energy Group, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100.

Upon the admission of one or more Limited Partners pursuant to Section 3.02(c) below, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.


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3.02(b). OFFERING OF INTERESTS. The Partnership is authorized to admit to the
Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Agreed Subscriptions for Units are accepted by the Managing General Partner if, after the admission of the additional Participants, the Agreed Subscriptions of all Participants do not exceed the number of Units set forth in Section 3.03(c)(1).

3.02(c). ADMISSION OF PARTICIPANTS. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum Partnership Subscription in Section 3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.












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3.02(d). DURATION OF THE OFFERING AND MINIMUM CAPITALIZATION.

3.02(d)(1). DURATION OF OFFERING. The offering of Units shall be terminated not later than the earlier of:

       (i)   December 31, 1999; or

       (ii) at such time as Agreed Subscriptions for the maximum Partnership Subscription set forth in Section 3.03(c)(1) shall have been received and accepted by the Managing General Partner.

The offering may be terminated earlier at the option of the Managing General Partner.

3.02(d)(2). MINIMUM CAPITALIZATION. If at the time of termination Agreed Subscriptions for fewer than 100 Units have been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned thereon from the date the monies were deposited in escrow through the date of refund.

3.03. SUBSCRIPTIONS TO THE PARTNERSHIP.

3.03(a). SUBSCRIPTIONS BY PARTICIPANTS.

3.03(a)(1). AGREED SUBSCRIPTION. A Participant's Agreed Subscription to the Partnership shall be the amount so designated on his Subscription Agreement.

3.03(a)(2). SUBSCRIPTION PRICE AND MINIMUM AGREED SUBSCRIPTION. The subscription price of a Unit in the Partnership shall be $10,000, payable as set forth herein. The minimum Agreed Subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions.

Larger Agreed Subscriptions shall be accepted in $1,000 increments.

3.03(a)(3). EFFECT OF SUBSCRIPTION. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b). SUBSCRIPTIONS BY MANAGING GENERAL PARTNER.

3.03(b)(1). MANAGING GENERAL PARTNER'S REQUIRED SUBSCRIPTION. The Managing General Partner, as a general partner and not as a Participant, shall:

       (i) contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in Section 4.01(a)(4); and

       (ii)  pay the costs charged to it pursuant to Section 5.01(a).

These amounts shall be paid as set forth in Section 3.05(a).

3.03(b)(2). MANAGING GENERAL PARTNER'S OPTIONAL ADDITIONAL SUBSCRIPTION. In addition to the Managing General Partner's required subscription under Section 3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units on the same basis as a Participant may subscribe to Units under the provisions of Section 3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in Section 4.03(c)(3), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement.

Notwithstanding the foregoing, Selling Agents, and the Managing General Partner, its officers, directors, and Affiliates shall not be required to pay the Dealer-Manager fee, Sales Commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agent's bona fide accountable due diligence expenses. Also, Registered Investment Advisors and their clients may subscribe by paying only the Dealer-Manager fee and not the Sales Commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

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

3.03(b)(3). EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing General Partner has executed a Managing General Partner Signature Page which evidences the Managing General Partner's required subscription under Section 3.03(b)(1) and which may be amended to reflect the amount of any optional subscription under Section 3.03(b)(2). Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c). MAXIMUM AND MINIMUM PARTNERSHIP SUBSCRIPTION.

3.03(c)(1). MAXIMUM PARTNERSHIP SUBSCRIPTION. The maximum Partnership Subscription excluding the Managing General Partner's required subscription under Section 3.03(b)(1) may not exceed $18,000,000 (1,800 Units).

3.03(c)(2). MINIMUM PARTNERSHIP SUBSCRIPTION. The minimum Partnership Subscription shall equal at least $1,000,000 (100 Units). The Managing General Partner, its officers, directors, and Affiliates may purchase up to 10% of the Partnership Subscription, none of which will be applied to satisfy the $1,000,000 minimum.

The Partnership shall begin drilling operations after the receipt of the minimum Partnership Subscription and the Initial Closing Date.

3.03(d). ACCEPTANCE OF SUBSCRIPTIONS.

3.03(d)(1). DISCRETION BY THE MANAGING GENERAL PARTNER. Acceptance of subscriptions shall be discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). TIME PERIOD IN WHICH TO ACCEPT SUBSCRIPTIONS. A Participant's subscription to the Partnership and the Managing General Partner's acceptance thereof shall be evidenced by the execution of a Subscription Agreement by the Participant and by the Managing General Partner.

Agreed Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately.

3.03(d)(3). ADMISSION TO THE PARTNERSHIP. Upon the original sale of Units, the Participants shall be admitted as Participants not later than 15 days after the release from escrow of Participants' funds to the Partnership. Thereafter, Participants shall be admitted into the Partnership not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Partnership.

3.04. CAPITAL CONTRIBUTIONS.

3.04(a). PARTICIPANT CAPITAL CONTRIBUTIONS. Each Participant shall make a Capital Contribution to the Partnership equal to the sum of:

       (i)   the Agreed Subscription of the Participant; and

       (ii) in the case of Investor General Partners, but not the Limited Partners, the additional Capital Contributions required in Section 3.05(b)(2).

Participants shall not be required to restore any deficit balances in their Capital Accounts except as set forth in Section 5.03(h).

3.04(b). ADDITIONAL MANAGING GENERAL PARTNER CAPITAL CONTRIBUTIONS.

3.04(b)(1). ADDITIONAL CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER. In addition to any Capital Contribution required of the Managing General Partner as provided in Section 3.03(b)(1) and any optional Capital Contribution as a Participant as provided in Section 3.03(b)(2), the Managing General Partner shall further contribute cash sufficient to pay all costs charged to it under this Agreement to the extent the costs exceed:

       (i)   its Capital Contribution pursuant to Section 3.03(b); and

       (ii)  its share of undistributed revenues.

These Capital Contributions shall be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but, in no event, later than December 31, 2000.

3.04(b)(2). MINIMUM AMOUNT OF MANAGING GENERAL PARTNER'S REQUIRED
CONTRIBUTION. The Managing General Partner's aggregate Capital Contributions to the Partnership (including Leases contributed pursuant to Section 3.03(b)(1)) shall not be less than 22.15% of all Capital Contributions to the Partnership.

The Managing General Partner shall maintain a minimum Capital Account balance equal to 1% of total positive Capital Account balances for the Partnership.

3.04(b)(3). UPON LIQUIDATION THE MANAGING GENERAL PARTNER MUST CONTRIBUTE DEFICIT BALANCE IN ITS CAPITAL ACCOUNT. Upon liquidation of the Partnership or its interest in the Partnership, the Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account. This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs (other than adjustments made pursuant to this requirement), by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of such liquidation.

3.04(b)(4). INTEREST FOR CONTRIBUTIONS. The interest of the Managing General Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

3.04(c). LIMITATION ON AMOUNT OF REQUIRED CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS. In no event shall a Limited Partner be required to make contributions to the Partnership greater than his required Capital Contribution under Section 3.04(a).

3.05. PAYMENT OF SUBSCRIPTIONS.

3.05(a). MANAGING GENERAL PARTNER'S SUBSCRIPTIONS. The Managing General Partner shall contribute to the Partnership the Leases pursuant to Section 3.03(b)(1) and pay the costs charged to it when incurred by the Partnership, subject to Section 3.04(b)(1).

Any optional subscription under Section 3.03(b)(2) shall be paid by the Managing General Partner in the same manner as provided for the payment of Participant subscriptions under Section 3.05(b).

3.05(b). PARTICIPANT SUBSCRIPTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS.

3.05(b)(1). PAYMENT OF AGREED SUBSCRIPTIONS. A Participant shall pay his Agreed Subscription 100% in cash at the time of subscribing. A Participant shall receive interest on his Agreed Subscription up until the Offering Termination Date.

3.05(b)(2). ADDITIONAL REQUIRED CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS. Investor General Partners are obligated to make Capital Contributions to the Partnership when called by the Managing General Partner (in addition to their Agreed Subscriptions) for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner interests pursuant to
Section 6.01(b).

3.05(b)(3). DEFAULT PROVISIONS. The failure of an Investor General Partner to timely make a required additional Capital Contribution pursuant to this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

       (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

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

       (ii) shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

       (iii) may commence legal action to collect the amount due plus interest at the legal rate.

3.06. PARTNERSHIP FUNDS.

3.06(a). FIDUCIARY DUTY. The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in Sections 4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM PARTNERSHIP SUBSCRIPTION. Following the receipt of the minimum Partnership Subscription, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). INVESTMENT.

3.06(c)(1). INVESTMENTS IN OTHER ENTITIES. Partnership funds may not be invested in the securities of another person except in the following instances:

       (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

       (ii)  temporary investments made as set forth in Section 3.06(c)(2);

       (iii) multi-tier arrangements meeting the requirements of Section 4.03(d)(15);

       (iv) investments involving less than 5% of the Partnership Subscription which are a necessary and incidental part of a property acquisition transaction; and

       (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

3.06(c)(2). PERMISSIBLE INVESTMENTS PRIOR TO INVESTMENT IN PARTNERSHIP ACTIVITIES. After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.

                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

4.01. ACQUISITION OF LEASES.

4.01(a). ASSIGNMENT TO PARTNERSHIP.

4.01(a)(1). IN GENERAL. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the oil and gas industry, subject to the terms and conditions set forth below.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

4.01(a)(2). FEDERAL AND STATE LEASES. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). MANAGING GENERAL PARTNER'S DISCRETION AS TO TERMS AND BURDENS OF ACQUISITION. Subject to the provisions of Section 4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations,

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

including any limitations as to the Horizons to be assigned to the Partnership, and subject to any burdens, as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). COST OF LEASES. All Leases shall be acquired from the Managing General Partner or its Affiliates and shall be credited towards the Managing General Partner's required Capital Contribution set forth in Section 3.03(b)(1) at the Cost of the Lease, unless the Managing General Partner shall have cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution will be made at a price not in excess of the fair market value.

A determination of fair market value must be supported by an appraisal from an Independent Expert. This opinion and any associated supporting information must be maintained in the Partnership's records for six years.

4.01(a)(5). THE MANAGING GENERAL PARTNER, OPERATOR OR THEIR AFFILIATES' RIGHTS IN THE REMAINDER INTERESTS. To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

4.01(a)(6). NO BREACH OF DUTY. Subject to the provisions of Section 4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by the Managing General Partner, the Operator or their Affiliates to the Partnership or the Participants.

4.01(b). NO OVERRIDING ROYALTY INTERESTS. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Lease interests acquired by the Partnership.

4.01(c). TITLE AND NOMINEE ARRANGEMENTS.

4.01(c)(1). LEGAL TITLE. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of the Managing General Partner, the Operator, their Affiliates, or in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). MANAGING GENERAL PARTNER'S DISCRETION. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements. The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). COMMENCEMENT OF OPERATIONS. No operation shall be commenced on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02. CONDUCT OF OPERATIONS.

4.02(a). IN GENERAL. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in
Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). MANAGEMENT. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

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                                      16

4.02(c). GENERAL POWERS OF THE MANAGING GENERAL PARTNER.

4.02(c)(1). IN GENERAL. Subject to the provisions of Section 4.03 and its subsections, and to any authority which may be granted the Operator under
Section 4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

       (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which Leases are developed and which Leases are abandoned, or at its sole discretion, sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

       (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation, the making of agreements for the conduct of operations or the furnishing of equipment, facilities, supplies and material, services, and personnel and the exercise of any options, elections, or decisions under any such agreements;

       (iii) the exercise, on behalf of the Partnership or the parties, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

       (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

       (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

       (vi) the maintenance of such insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

             (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

             (b) liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

             (c) such excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000, during drilling operations and $10,000,000 thereafter, per occurrence or accident and in the aggregate, which includes $250,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third parties (other than a co-owner of the Working Interest) alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance shall be in place and effective no later than the Initial Closing Date and shall continue until the Investor General Partners are converted to Limited Partners, at which time the Partnership shall continue to enjoy the benefit of the Managing General Partner's $11,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

       (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership or the conduct of additional operations, and the repayment of any such borrowings or loans used initially to finance such operations or activities;

      (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership (including, without limitation, the Leases, wells, equipment and production therefrom) provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in Section 4.03(d)(6);

        (ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

         (x) the control of any matters affecting the rights and obligations of the Partnership, including the employment of attorneys to advise and otherwise represent the Partnership, the conduct of litigation and other incurring of legal expense, and the settlement of claims and litigation;

        (xi) the operation of producing wells drilled on the Leases owned by the Partnership, or on a Prospect which includes any part of the Leases;

       (xii) the exercise of the rights granted to it under the power of attorney created pursuant to this Agreement; and

      (xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). SCOPE OF POWERS. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3). DELEGATION OF AUTHORITY.

4.02(c)(3)(a). IN GENERAL. The Managing General Partner may subcontract and delegate all or any part of its duties hereunder to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities hereunder.

4.02(c)(3)(b). DELEGATION TO OPERATOR. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities hereunder.

In no event shall any consideration received for operator services be in excess of the competitive rates or duplicative of any consideration or reimbursements received pursuant to this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). RELATED PARTY TRANSACTIONS. Subject to the provisions of Section
4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator or any of their Affiliates.

4.02(d). ADDITIONAL POWERS. In addition to the powers granted the Managing General Partner under Section 4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). DRILLING CONTRACTS. Partnership Wells drilled in Pennsylvania and other areas of the Appalachian Basin may be drilled pursuant to the Drilling and Operating Agreement on a per-foot basis with the Managing General Partner or its Affiliates based on $37.81 per foot or, with respect to a well which the Partnership elects not to complete, $20.60 per foot.

Partnership Wells in other areas of the United States shall be drilled at competitive rates and in no event shall the Managing General Partner or its Affiliates, as drilling contractor, receive a per foot rate which is not competitive with the rates charged by unaffiliated contractors in the same geographic region. No turnkey drilling contracts shall be made between the Managing

General Partner or its Affiliates and the Partnership.

Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2). POWER OF ATTORNEY.

4.02(d)(2)(a). IN GENERAL. Each party hereto hereby makes, constitutes and appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:

       (i) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

       (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). FURTHER ACTION. Each party hereto hereby authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section is a special power of attorney coupled with an interest and is irrevocable and shall survive the assignment by a party of the whole or a portion of his interest in the Partnership; except when the assignment is of such party's entire interest in the Partnership and the purchaser, transferee or assignee thereof, with the consent of the Managing General Partner, is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). POWER OF ATTORNEY TO OPERATOR. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e). BORROWINGS AND USE OF PARTNERSHIP REVENUES.

4.02(e)(1). POWER TO BORROW OR USE PARTNERSHIP REVENUES.

4.02(e)(1)(a). IN GENERAL. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

       (i)   use Partnership revenues for such purposes; or

       (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary pursuant to Section 4.03(d)(8)(b).

4.02(e)(1)(b). LIMITATION ON BORROWING. The borrowings (other than credit transactions on open account customary in the industry to obtain goods and services) shall be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided herein.

The amount that may be borrowed at any one time (other than credit transactions on open account customary in the industry to obtain goods and services) shall not exceed an amount equal to 5% of the Partnership Subscription.

Notwithstanding, the Managing General Partner and it Affiliates shall not be obligated to advance the funds to the Partnership.


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4.02(f). TAX MATTERS PARTNER.

4.02(f)(1). DESIGNATION OF TAX MATTERS PARTNER. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership pursuant to
Section 6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). COSTS INCURRED BY TAX MATTERS PARTNER. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). NOTICE TO PARTICIPANTS OF IRS PROCEEDINGS. The Tax Matters Partner shall notify all Participants of any partnership administrative proceedings commenced by the Internal Revenue Service, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4). PARTICIPANT RESTRICTIONS. Each Participant agrees as follows:

       (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Section 6231(a)(3) of Code) of the Partnership;

       (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

      (iii) the Managing General Partner is authorized to file a copy of this Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection 4.02(f)(4).

4.03. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS AND RESTRICTED AND PROHIBITED TRANSACTIONS.

4.03(a)(1). LIMITED LIABILITY OF LIMITED PARTNERS. Limited Partners shall not be bound by the obligations of the Partnership. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses thereof beyond the amount of their agreed Capital Contributions unless they also subscribe to the Partnership as Investor General Partners, or, in the case of the Managing General Partner if it purchases Limited Partner Units.

4.03(a)(2). NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b). REPORTS AND DISCLOSURES.

4.03(b)(1). ANNUAL REPORTS AND FINANCIAL STATEMENTS. Commencing with the 1999 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and commencing with the 2000 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

       (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with generally accepted accounting principles. Semiannual reports need not be audited.

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

       (ii) A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues.

      (iii) A description of each Prospect in which the Partnership owns an interest, including the cost, location, number of acres under lease and the Working Interest owned therein by the Partnership, except succeeding reports need contain only material changes, if any, regarding the Prospects.

       (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report (indicating whether each of the wells has or has not been completed), and a statement of the cost of each well completed or abandoned. Justification shall be included for wells abandoned after production has commenced.

       (v) A description of all farmins and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

       (vi)  A schedule reflecting:

             (a)    the total Partnership costs;

             (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

             (c)    the total Partnership revenues;

             (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

             (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

4.03(b)(2). TAX INFORMATION. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file his federal income tax return, any required state income tax return, and any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). RESERVE REPORT. Annually, beginning January 1, 2001, a computation of the total oil and gas Proved Reserves of the Partnership and the present worth of the reserves determined using a discount rate of 10%, a constant price for the oil and basing the price of gas upon the existing gas contracts shall be provided to each Participant along with each Participant's interest therein. The reserve computations shall be based upon engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert. There shall also be included an estimate of the time required for the extraction of the reserves and a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

In addition to the foregoing computation and required estimate, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to reduction of the reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Participant.

4.03(b)(4). COST OF REPORTS. The cost of all reports described herein shall be paid by the Partnership as Direct Costs.

4.03(b)(5). PARTICIPANT ACCESS TO RECORDS. The Participants and/or their representatives shall be permitted access to all records of the Partnership. The Participant may inspect and copy any of the records after giving adequate notice at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). REQUIRED LENGTH OF TIME TO HOLD RECORDS. The Managing General Partner shall maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents. This includes a record that a Participant meets the suitability standards established in connection with an investment in the Partnership and of fair market value as set forth in Section 4.01(a)(4).

4.03(b)(7). PARTICIPANT LISTS. The following provisions apply regarding access to the list of Participants:

       (i) an alphabetical list of the names, addresses and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Participant or its designated agent at the home office of the Partnership upon the request of the Participant;

       (ii) the Participant List shall be updated at least quarterly to reflect changes in the information contained therein;

      (iii) a copy of the Participant List shall be mailed to any Participant requesting the Participant List within 10 days of the written request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work shall be charged by the Partnership;

      (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

      (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner shall require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided hereunder to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

4.03(b)(8). STATE FILINGS. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this Section 4.03(b) with the California Commissioner of Corporations and with the securities commissions of other states which request the report.

4.03(c). MEETINGS OF PARTICIPANTS.

4.03(c)(1). PROCEDURE FOR A PARTICIPANT MEETING.

4.03(c)(1)(a). MEETINGS MAY BE CALLED BY MANAGING GENERAL PARTNER OR PARTICIPANTS. Meetings of the Participants may be called by the Managing General Partner.

Also, meetings of the Participants may be called by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription for any matters for which Participants may vote. The call for a meeting by Participants shall be deemed to have been made upon receipt by the Managing General Partner of a written request from holders of the requisite percentage of Agreed Subscriptions stating the purpose(s) of the meeting.

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

4.03(c)(1)(b). NOTICE REQUIREMENT. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days, if in the opinion of the Managing General Partner the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the Securities and Exchange Commission or other regulatory authorities.















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


4.03(c)(1)(c). MAY VOTE BY PROXY. Participants shall have the right to vote at any Participant meeting either:

       (i)    in person; or

       (ii)   by proxy.

4.03(c)(2). SPECIAL VOTING RIGHTS. At the request of Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit.

Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

       (i) amend this Agreement; provided however, any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner. Furthermore, any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants;

       (ii)   dissolve the Partnership;

       (iii) remove the Managing General Partner and elect a new Managing General Partner;

       (iv) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

       (v)    remove the Operator and elect a new Operator;

       (vi) approve or disapprove the sale of all or substantially all of the assets of the Partnership; and

       (vii) cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty upon 60 days notice.

4.03(c)(3). RESTRICTIONS ON MANAGING GENERAL PARTNER'S VOTING RIGHTS. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than those matters set forth in Section 4.03(c)(2)(iii) and (v) above, or regarding any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). RESTRICTIONS ON LIMITED PARTNER VOTING RIGHTS. The exercise by the Limited Partners of the rights granted Participants under Section 4.03(c), except for the special voting rights granted Participants under Section 4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership, the legal determination is not necessary under Pennsylvania law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

       (i) an opinion of counsel, the counsel being independent of the Partnership and selected upon the vote of Limited Partners whose Agreed Subscriptions equal a majority of the Agreed Subscriptions held by Limited Partners; or

       (ii) a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of the Participants necessary to take the action.

4.03(d). TRANSACTIONS WITH THE MANAGING GENERAL PARTNER.

4.03(d)(1). TRANSFER OF EQUAL PROPORTIONATE INTEREST. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership:

       (i) if the geological feature to which the well will be drilled contains Proved Reserves; and

       (ii)   the drilling or spacing unit protects against drainage.

With respect to an oil and gas Prospect located in Ohio and Pennsylvania on which a well will be drilled by the Partnership to test the Clinton/Medina geologic formation, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Neither the Managing General Partner nor its Affiliates may drill any well within 1,650 feet of an existing Partnership Well in the Clinton/Medina formation in Pennsylvania, or within 1,100 feet of an existing Partnership Well in Ohio, within five years of the drilling of the Partnership Well. If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof shall be sold, transferred or conveyed to the Partnership as set forth in Sections 4.01(a)(4), 4.03(d)(1) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the Clinton/Medina geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

       (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

       (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

       (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

Neither the Managing General Partner nor any Affiliate shall retain any Overriding Royalty Interests or other burdens on an interest sold or transferred by it to the Partnership.

With respect to its retained interest the Managing General Partner shall not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). NO SALE OF LEASES TO THE MANAGING GENERAL PARTNER. The Managing General Partner and its Affiliates shall not purchase any producing or non-producing oil and gas properties from the Partnership.

4.03(d)(4). LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years from the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

       (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

       (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The Partnership shall not purchase properties from or sell properties to any other Affiliated partnership. This prohibition, however, shall not apply to joint ventures among Affiliated partnerships, provided that:

       (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership; or

       (ii) if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Partnership (including, without limitation, Leases, wells, equipment and production therefrom) shall be made only with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(7). SERVICES.

4.03(d)(7)(a). COMPETITIVE RATES. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless:

       (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

       (ii) the compensation, price or rental therefor is competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). IF NOT DISCLOSED IN THE PROSPECTUS OR THIS AGREEMENT THEN SERVICES BY THE MANAGING GENERAL PARTNER MUST BE DESCRIBED IN A SEPARATE CONTRACT AND CANCELLABLE. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancellable without penalty upon 60 days written notice by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(8). LOANS.

4.03(d)(8)(a). NO LOANS FROM THE PARTNERSHIP. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds the Managing General Partner's or the Affiliate's interest cost, or if the interest to be charged exceeds that which would be charged to the Partnership (without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). NO FARMOUTS. The Partnership shall not Farmout its Leases.

4.03(d)(10). NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11). FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). MARKETING ARRANGEMENTS. All benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General Partner calculates a weighted average selling price for all the gas sold in a geographic area by taking all money received from the sale of all the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area.

Notwithstanding, the Managing General Partner and its Affiliates are parties to, and contract for, the sale of natural gas with industrial end-users and will continue to enter into such contracts on their own behalf, and the Partnership will not be a party to such contracts. The Managing General Partner and its Affiliates also have a substantial interest in pipeline facilities and compression facilities, which it is anticipated will be used to transport the Partnership's gas production as well as Affiliated partnership and third-party gas production, and the Partnership will not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.03(d)(13). ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose. These advance payments, if any, shall not include nonrefundable payments for completion costs before the time a decision is made that the well or wells warrant a completion attempt.

4.03(d)(14). NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

       (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

       (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

       (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16). ROLL-UP LIMITATIONS.

4.03(d)(16)(a). REQUIREMENT FOR APPRAISAL AND ITS ASSUMPTIONS. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). RIGHTS OF PARTICIPANTS WHO VOTE AGAINST PROPOSAL. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

       (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

       (ii) remaining as Participants in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or

       (iii) receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership.

4.03(d)(16)(c). NO ROLL-UP IF DIMINISHMENT OF VOTING RIGHTS. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under Sections 4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). NO ROLL-UP IF ACCUMULATION OF SHARES WOULD BE IMPEDED. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the

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

accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).

The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(d)(16)(e). NO ROLL-UP IF ACCESS TO RECORDS WOULD BE LIMITED. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under Sections 4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

4.03(d)(16)(f). COST OF ROLL-UP. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription do not vote to approve the proposed Roll-Up.

4.03(d)(16)(g). ROLL-UP APPROVAL. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription.

4.03(d)(17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). TRANSACTIONS MUST BE FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING GENERAL PARTNER AND REMOVAL OF OPERATOR.

4.04(a). MANAGING GENERAL PARTNER.

4.04(a)(1). TERM OF SERVICE. Atlas shall serve as the Managing General Partner of the Partnership until it is removed pursuant to Section 4.04(a)(3) or withdraws pursuant to Section 4.04(a)(3)(f).

4.04(a)(2). COMPENSATION OF MANAGING GENERAL PARTNER. In addition to the compensation set forth in Sections 4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in Sections 4.04(a)(2)(b) through 4.04(a)(2)(g).

4.04(a)(2)(a). CHARGES MUST BE NECESSARY AND REASONABLE. Charges by the Managing General Partner for goods and services must be fully supportable as to

       (i)    the necessity thereof; and

       (ii)   the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership Subscription and out of Partnership revenues.

4.04(a)(2)(b). DIRECT COSTS. The Managing General Partner shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). ADMINISTRATIVE COSTS. The Managing General Partner shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month, which shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well. The unaccountable, fixed payment reimbursement of $75 per well per month shall not be increased in amount during the term of the Partnership. Further, the Managing General Partner shall not be reimbursed for any additional Partnership Administrative Costs and the unaccountable, fixed payment reimbursement of $75 per well per month shall be the entire payment to reimburse the Managing General Partner for the Partnership's Administrative Costs. Finally, the Managing General Partner shall not receive the unaccountable, fixed payment reimbursement of $75 per well per month for plugged or abandoned wells.

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

4.04(a)(2)(d). GAS GATHERING. The Managing General Partner and its Affiliates (which may include a limited partnership sponsored by an Affiliate of AAI) shall receive a gathering fee at a competitive rate for gathering and transporting the Partnership's gas.

4.04(a)(2)(e). DEALER-MANAGER FEE. Subject to Section 3.03(b)(2), the Dealer-Manager shall receive on each Unit sold to investors:

       (i)    a 2.5% Dealer-Manager fee;

       (ii)   a 7% Sales Commission;

       (iii)  a .5% reimbursement of marketing expenses; and

       (iv) a .5% reimbursement of the Selling Agent's bona fide accountable due diligence expenses.

4.04(a)(2)(f). DRILLING AND OPERATING AGREEMENT. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). OTHER TRANSACTIONS. The Managing General Partner and its Affiliates may enter into transactions pursuant to Section 4.03(d)(7) with the Partnership and shall be entitled to compensation pursuant to such section.

4.04(a)(3). REMOVAL OF MANAGING GENERAL PARTNER.

4.04(a)(3)(a). MAJORITY VOTE REQUIRED TO REMOVE THE MANAGING GENERAL PARTNER. The Managing General Partner may be removed at any time upon 60 days advance written notice to the outgoing Managing General Partner, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. If Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription either:

       (i)    to terminate, dissolve and wind up the Partnership; or

       (ii) to continue as a successor limited partnership under all the terms of this Partnership Agreement, as provided in
              Section 7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

4.04(a)(3)(b). VALUATION OF MANAGING GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP. If the Managing General Partner is removed, then the Managing General Partner's interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of oil and gas reserves, but not less than that utilized in the most recent presentment offer, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). INCOMING MANAGING GENERAL PARTNER'S OPTION TO PURCHASE. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest for the value determined by the Independent Expert.

4.04(a)(3)(d). METHOD OF PAYMENT. The method of payment for the removed Managing General Partner's interest must be fair and must protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

       (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would

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

              have received under the Partnership Agreement had the Managing General Partner not been terminated; and

       (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04(a)(3)(e). TERMINATION OF CONTRACTS. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not be a party to any gas purchase agreement that the Managing General Partner or its Affiliates enters into with a third party and shall not have any rights pursuant to such gas purchase agreement. Further, the Partnership or the successor Managing General Partner shall not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.04(a)(3)(f). THE MANAGING GENERAL PARTNER'S RIGHT TO VOLUNTARILY WITHDRAW. At any time beginning 10 years after the Offering Termination Date of the Partnership and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner upon giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

       (i) the Managing General Partner's interest in the Partnership shall be determined as described in Section 4.04(a)(3)(b) above with respect to removal; and

       (ii) the interest shall be distributed to the Managing General Partner as described in Section 4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

4.04(a)(3)(g). THE MANAGING GENERAL PARTNER'S RIGHT TO WITHDRAW PROPERTY INTEREST. The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership pursuant to the conditions set forth in Section 6.03.

The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests and the withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Participants. The expenses of withdrawing shall be borne by the withdrawing Managing General Partner.

4.04(a)(4). REMOVAL OF OPERATOR. The Operator may be removed and a new Operator may be substituted at any time upon 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

4.05. INDEMNIFICATION AND EXONERATION.

4.05(a)(1). STANDARDS FOR THE MANAGING GENERAL PARTNER NOT INCURRING LIABILITY TO THE PARTNERSHIP OR PARTICIPANTS. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

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

       (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

       (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

       (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

4.05(a)(2). STANDARDS FOR MANAGING GENERAL PARTNER INDEMNIFICATION. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

       (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

       (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

       (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Partnership, including any insurance proceeds.

4.05(a)(3). STANDARDS FOR SECURITIES LAW INDEMNIFICATION. Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

       (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

       (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

       (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the position of any state securities regulatory authority in which plaintiffs claim they were offered or sold Partnership Units, with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). STANDARDS FOR ADVANCEMENT OF FUNDS TO THE MANAGING GENERAL PARTNER AND INSURANCE. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

       (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

       (ii) the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

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

       (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which the Managing General Partner, the Operator, or their Affiliates could not be indemnified pursuant to Sections 4.05(a)(1) and 4.05(a)(2).

4.05(b). LIABILITY OF PARTNERS. Pursuant to the Pennsylvania Revised Uniform Limited Partnership Act the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership.

In addition, the Managing General Partner agrees to use its corporate assets and not the assets of the Partnership to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.










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


If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall and does hereby transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c). ORDER OF PAYMENT OF CLAIMS. Claims shall be paid as follows:

       (i)   first out of any insurance proceeds;

       (ii)  second out of the assets and revenues of the Partnership; and

       (iii) last by the Managing General Partner as provided in Sections 3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

       (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

       (ii)  from some other breach by the Limited Partner of this Agreement.

4.05(d). AUTHORIZED TRANSACTIONS ARE NOT DEEMED TO BE A BREACH. No transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement to be entered into or taken with such party shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06. OTHER ACTIVITIES.

4.06(a). THE MANAGING GENERAL PARTNER MAY PURSUE OTHER OIL AND GAS ACTIVITIES FOR ITS OWN ACCOUNT. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the oil and gas business. This includes without limitation, the evaluation, acquisition and sale of producing and nonproducing Leases, and the exploration for and production of oil, gas, and other minerals.

The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

       (i) may continue its activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

       (ii) may reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

       (iii) may deal with the Partnership as independent parties or through any other entity in which they may be interested;

       (iv)  may conduct business with the Partnership as set forth herein; and

       (v) may participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any such operations in which they may be interested or share in any profits or other benefits therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the

Partnership under the existing circumstances.

4.06(b). MANAGING GENERAL PARTNER MAY MANAGE MULTIPLE PARTNERSHIPS. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). PARTNERSHIP HAS NO INTEREST IN GAS CONTRACTS OR PIPELINES AND GATHERING SYSTEMS. Notwithstanding any other provision in this Agreement, the Partnership shall not be a party to any gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third party and shall not have any rights pursuant to such gas supply agreement. Further, the Partnership shall not receive any interest in the Managing General Partner's, the Operator's, and their Affiliates' pipeline or gathering system or compression facilities.

                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. PARTICIPATION IN COSTS AND REVENUES. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this Section
5.01 and its subsections.

5.01(a). COSTS. Costs shall be charged as set forth below.

5.01(a)(1). ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues, pursuant to Section 5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs up to and including 15% of the Partnership Subscription which were paid by the Managing General Partner. Any Organization and Offering Costs in excess of 15% of the Partnership Subscription shall be charged 100% to the Managing General Partner without recourse to the Partnership and the Managing General Partner shall not be credited with these amounts towards its required Capital Contribution.

5.01(a)(2). INTANGIBLE DRILLING COSTS. Intangible Drilling Costs shall be charged 100% to the Participants.

5.01(a)(3). TANGIBLE COSTS. Tangible Costs shall be charged 43.75% to the Managing General Partner and 56.25% to the Participants.

5.01(a)(4). OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). ALLOCATION OF INTANGIBLE DRILLING COSTS AND TANGIBLE COSTS AT PARTNERSHIP CLOSINGS. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of the costs regardless of when he subscribes.

5.01(a)(6). LEASE COSTS. The Leases shall be contributed to the Partnership as set forth in Section 4.01(a)(4).

5.01(b). REVENUES. Revenues of the Partnership from all sources and wells shall be commingled and credited as set forth below.

5.01(b)(1). ALLOCATION OF REVENUES UPON DISPOSITION OF PROPERTY. If the Partners' Capital Accounts are adjusted to reflect the simulated depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable disposition of such property that represents recovery of its simulated tax basis therein shall be allocated to the Partners in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Partners (or their predecessors in interest). If the Partners' Capital Accounts are adjusted to reflect the actual depletion of an oil or gas property of the Partnership, then the portion of the total amount realized by the Partnership upon the taxable

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

disposition of such property that equals the Partners' aggregate remaining adjusted tax basis therein shall be allocated to the Partners in proportion to their respective remaining adjusted tax bases in such property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at such time. Finally, any excess shall be credited to the parties in accordance with the sharing ratios provided in Section 5.01(b)(4), below.

In the event of a sale of developed oil and gas properties with equipment thereon, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01(b)(2). INTEREST. Interest earned on Agreed Subscriptions before the Offering Termination Date pursuant to Section 3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscriptions to the Partnership and paid approximately eight weeks after the Offering Termination Date.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing such Agreed Subscriptions.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in Section 5.01(b)(4), below.

5.01(b)(3). SALE OR DISPOSITION OF EQUIPMENT. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.

5.01(b)(4). OTHER REVENUES. All other revenues of the Partnership shall be credited 71% to the Participants and 29% to the Managing General Partner subject to Sections 5.01(b)(4)(a).

5.01(b)(4)(a). SUBORDINATION. The Managing General Partner shall subordinate up to 40% of its 29% share of Partnership Net Production Revenues (i.e. up to 11.6% of the Partnership Net Production Revenues), to the receipt by Participants of cash distributions from the Partnership equal to 10% of their Agreed Subscriptions in each of the first five 12-month periods of Partnership operations. The subordination shall begin with the first distribution of revenues to the Participants. The Managing General Partner, however, shall not subordinate an amount greater than 40% of its 29% share of Partnership Net Production Revenues (I.E., net of the related costs as provided in Section 5.01(a)(4)) in any such distribution period.

The subordination shall be determined by:

       (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants (including any subordination payments) are less than:

              (a) 10% of Participants' Agreed Subscriptions in the first 12-month period;

              (b) 20% of Participants' Agreed Subscriptions in the second 12-month period;

              (c) 30% of Participants' Agreed Subscriptions in the third 12-month period; or

              (d) 40% of Participants' Agreed Subscriptions in the fourth 12-month period (no carry forward is required if such distributions are less than 50% of Participants' Agreed Subscriptions in the fifth 12-month period because the Managing General Partner's subordination obligation terminates upon the expiration of the fifth 12-month period); and

       (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants (including any subordination payments) would exceed:

              (a) 10% of Participants' Agreed Subscriptions in the first 12-month period;

              (b) 20% of Participants' Agreed Subscriptions in the second 12-month period;

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

              (c) 30% of Participants' Agreed Subscriptions in the third 12-month period;

              (d) 40% of Participants' Agreed Subscriptions in the fourth 12-month period; or

              (e) 50% of Participants' Agreed Subscriptions in the fifth 12-month period.

The Managing General Partner's subordination obligation shall be determined and paid at the time of each Partnership distribution during the subordination period, and may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal 2.5% or more of their Agreed Subscriptions assuming there is no subordination owed for any preceding periods).

The Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions. Also, no subordination payments to Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period.

Subject to the foregoing provisions of this Section 5.01(b)(4)(a), only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, such distributions to the Participants and reimbursements to the Managing General Partner.

5.01(b)(5). COMMINGLING OF REVENUES FROM ALL PARTNERSHIP WELLS. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01(c). ALLOCATIONS.

5.01(c)(1). ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs and revenues charged or credited to the Participants as a group shall be allocated among the Participants (including the Managing General Partner to the extent of any optional subscription pursuant to Section 3.03(b)(2)) in the ratio of their respective Agreed Subscriptions.

5.01(c)(2). COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A PARTNERSHIP WELL. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to such Partnership Well or additional operation are being charged or credited.

5.01(c)(3). MANAGING GENERAL PARTNER'S DISCRETION IN MAKING ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations hereunder, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to such allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described herein.

5.02. CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

5.02(a). CAPITAL ACCOUNTS FOR EACH PARTY TO THE AGREEMENT. A single, separate Capital Account shall be established for each party to this Agreement, regardless of the number of interests owned by such party, the class of the interests and the time or manner in which such interests were acquired.

5.02(b). CHARGES AND CREDITS.

5.02(b)(1). GENERAL STANDARD. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv) and shall be increased by:

       (i)   the amount of money contributed by him to the Partnership;

       (ii) the fair market value of property contributed by him (without regard to Section 7701(g) of the Code) to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under
             Section 752 of the Code); and

       (iii) allocations to him of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-l(b)(4)(i);

and shall be decreased by:

       (iv)  the amount of money distributed to him by the Partnership;

       (v) the fair market value of property distributed to him (without regard to Section 7701(g) of the Code) by the Partnership (net of liabilities secured by the distributed property that he is considered to assume or take subject to under Section 752 of the
             Code);

       (vi)  allocations to him of Partnership expenditures described in
             Section 705(a)(2)(B) of the Code; and

       (vii) allocations to him of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas. Reg.
             Section 1.704-l(b)(2)(iv)(g), but excluding items described in
             (vi) above, and loss or deduction described in Treas. Reg. Section 1.704-l(b)(4)(i) or (iii).

5.02(b)(2). EXCEPTION. If Treas. Reg. Section 1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

       (i) maintains equality between the aggregate governing Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

       (ii) is consistent with the underlying economic arrangement of the Partners; and

       (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). PAYMENTS TO THE MANAGING GENERAL PARTNER. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to
Section 4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from such payments.

5.02(d). DISCRETION OF MANAGING GENERAL PARTNER IN THE METHOD OF MAINTAINING CAPITAL ACCOUNTS. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration
Section 704 and other provisions of the Code and such rules, regulations and interpretations relating thereto as may exist from time to time.

5.02(e). REVALUATIONS OF PROPERTY. In the discretion of the Managing General Partner the Capital Accounts of the Partners may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, (on a property-by-property basis except as otherwise permitted under Section 704(c) of the Code and the regulations thereunder) on the Partnership's books, in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv)(f).

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

5.02(f). AMOUNT OF BOOK ITEMS. In cases where Section 704(c) of the Code or
Section 5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

5.03. ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

5.03(a). IN GENERAL.

5.03(a)(1). DEDUCTIONS ARE ALLOCATED TO PARTY CHARGED WITH EXPENDITURE. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). INCOME AND GAIN ALLOCATED IN ACCORDANCE WITH REVENUES. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in Section 5.01(b) and its subsections.

5.03(b). TAX BASIS OF EACH PROPERTY. Subject to Section 704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based upon the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties hereto in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03(c). GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall separately compute its gain or loss on the disposition of each oil and gas property in accordance with the provisions of Section 613A(c)(7)D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in Section 5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). ALLOCATION IF RECAPTURE TREATED AS ORDINARY INCOME. Any recapture treated as an increase in ordinary income by reason of Sections 1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03(g). TAX CREDITS. If a Partnership expenditure (whether or not deductible) that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction (or other downward Capital Account adjustments) for the year, then the Partners' interests in the Partnership with respect to the credit (or the cost giving rise thereto) shall be in the same proportion as the Partners' respective distributive shares of the loss or deduction (and adjustments). Identical principles shall apply in determining the Partners' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership (whether or not taxable).

5.03(h). DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a Participant having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the Participant, (to the extent the Participant is not required to restore the deficit to the Partnership), taking into account:

       (i) adjustments that, as of the end of the year, reasonably are expected to be made to the Participant's Capital Account for depletion allowances with respect to the Partnership's oil and gas properties;

       (ii) allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to the Participant pursuant to Sections 704(e)(2) and 706(d) of the Code and Treas. Reg. Section 1.751-1(b)(2)(ii); and

       (iii) distributions that, as of the end of such year, reasonably are expected to be made to the Participant to the extent they exceed offsetting increases to the Participant's Capital Account (assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis) that reasonably are expected to occur during (or prior to) the Partnership taxable years in which the distributions reasonably are expected to be made, shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of such loss or deduction as quickly as possible (to the extent such chargeback does not cause or increase deficit balances in the Participants' Capital Accounts which are not required to be restored to the Partnership).

Notwithstanding any provisions of this Agreement to the contrary, if a Participant unexpectedly receives an adjustment, allocation, or distribution described in (i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the Participant's Capital Account which is not required to be restored to the Partnership, the Participant shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

5.03(i). MINIMUM GAIN CHARGEBACK. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. Section 1.704-2(i).

5.03(j). PARTNERS' ALLOCABLE SHARES. Except as otherwise provided in this Agreement, each Partner's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the Partners in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, such allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each Partner's varying interest in the Partnership on each day during the taxable year.

5.04. ELECTIONS.

5.04(a). ELECTION TO DEDUCT INTANGIBLE COSTS. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code.

5.04(c). CONTINGENT INCOME. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before such profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to such party.

5.04(d). SECTION 754 ELECTION. In the event of the transfer of an interest in the Partnership, or upon the death of an individual party hereto, or in the event of the distribution of property to any party hereto, the Managing General Partner may choose for the

Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

5.05. DISTRIBUTIONS.

5.05(a). IN GENERAL.

5.05(a)(1). QUARTERLY REVIEW OF ACCOUNTS. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). DISTRIBUTIONS. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

5.05(a)(3). NO BORROWINGS. In no event, however, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). DISTRIBUTIONS TO THE MANAGING GENERAL PARTNER. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Participants and only out of funds properly allocated to the Managing General Partner's account.

5.05(a)(5). RESERVE. At any time after three years from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All such funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of such costs.

5.05(b). DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date of the Partnership, except necessary operating capital, shall be distributed pro rata to the Participants in the ratio of their Agreed Subscriptions to the Partnership, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). DISTRIBUTIONS ON WINDING UP. Upon the winding up of the Partnership distributions shall be made as provided in Section 7.02.

5.05(d). INTEREST AND RETURN OF CAPITAL. It is agreed among the parties hereto that no party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

6.01. TRANSFERABILITY.

6.01(a). IN GENERAL.

6.01(a)(1). CONSENT REQUIRED. In addition to other restrictions on transferability provided in this Agreement, Units in the Partnership (and any rights to income or other attributes of Units in the Partnership) shall be nontransferable except transfers to or with the written consent of the Managing General Partner.

6.01(a)(2). RIGHTS OF ASSIGNEE. Unless an assignee becomes a substituted Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant hereunder, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.01(b). CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER INTERESTS.

6.01(b)(1). AUTOMATIC CONVERSION. After substantially all of the Partnership Wells have been drilled and completed the

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

Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of converting the Investor General Partner Units to Limited Partner interests.

6.01(b)(2). INVESTOR GENERAL PARTNERS SHALL HAVE CONTINGENT LIABILITY. Upon conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in Section 3.05(b)(2).

6.01(b)(3). CONVERSION SHALL NOT AFFECT ALLOCATIONS. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance (other than Partnership liabilities, if any). Further, the conversion shall not affect any Participant's interest in the Partnership's oil and gas properties and unrealized receivables.

6.01(b)(4). RIGHT TO CONVERT IF REDUCTION OF INSURANCE. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner interests before the reduction by giving written notice to the Managing General Partner.

6.02. SPECIAL RESTRICTIONS ON TRANSFERS.

6.02(a). IN GENERAL. Only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned. The costs and expenses associated with the assignment must be paid by the assignor Participant and the assignment must be in a form satisfactory to the Managing General Partner. The terms of the assignment must not contravene those of this Agreement. Transfers of interest in the Partnership are subject to the following additional restrictions set forth in Sections 6.02(a)(1) and 6.02(a)(2).

6.02(a)(1). SECURITIES LAWS RESTRICTION. Subject to transfers permitted by
Section 6.04 and transfers by operation of law, no interest in the Partnership shall be sold, assigned, pledged, hypothecated or transferred in the absence of an effective registration of the Units under the Securities Act of 1933, as amended and qualification under applicable state securities laws or an opinion of counsel acceptable to the Managing General Partner that such registration and qualification are not required. Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(2). TAX LAW RESTRICTIONS. Subject to transfers permitted by Section
6.04 and transfers by operation of law, no sale, exchange, transfer or assignment shall be made which, in the opinion of counsel to the Partnership, would result in:

       (i) the Partnership being considered to have been terminated for purposes of Section 708 of the Code; or

       (ii) the Partnership being treated as a "publicly-traded" partnership for purposes of Section 469(k) of the Code.

6.02(a)(3). SUBSTITUTE PARTICIPANT.

6.02(a)(3)(a). PROCEDURE TO BECOME SUBSTITUTE PARTICIPANT. An assignee of a Participant's interest in the Partnership shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

       (i)    the assignor of the Unit gives the assignee the right;

       (ii) the Managing General Partner consents to the substitution, which consent shall be in the Managing General Partner's absolute discretion;

       (iii) the assignee of the Unit pays to the Partnership all costs and expenses incurred in connection with the substitution; and

      (iv) the assignee of the Unit executes and delivers the instruments (in form and substance satisfactory to the Managing General Partner) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

6.02(a)(3)(b). RIGHTS OF SUBSTITUTE PARTICIPANT. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). EFFECT OF TRANSFER.

6.02(b)(1). AMENDMENT OF RECORDS. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

Any transfer permitted hereunder when the assignee does not become a substituted Participant shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the Managing General Partner's election, 7:00 A.M. of the following day.

6.02(b)(2). TRANSFER DOES NOT RELIEVE TRANSFEROR OF CERTAIN COSTS. No transfer (including a transfer of less than all of a party's rights hereunder or the transfer of rights hereunder to more than one party) shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities hereunder related to the interest so transferred, whether arising before or after the transfer.

6.02(b)(3). TRANSFER DOES NOT REQUIRE AN ACCOUNTING. No transfer of a Unit shall require an accounting by the Managing General Partner. Also, no transfer shall grant rights hereunder (including the exercise of any elections) as between the transferring parties and the remaining parties hereto to more than one party unanimously designated by the transferees and, if he should have retained an interest hereunder, the transferor.

6.02(b)(4). NOTICE. Until the Managing General Partner receives a proper designation acceptable to it, the Managing General Partner shall continue to account only to the person to whom it was furnishing notices before the time pursuant to Section 8.01 and its subsections. That party shall continue to exercise all rights applicable to the entire interest previously owned by the transferor.

6.03. RIGHT OF MANAGING GENERAL PARTNER TO HYPOTHECATE AND/OR WITHDRAW ITS INTERESTS. The Managing General Partner shall have the authority (without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred hereunder), to hypothecate, pledge, or otherwise encumber, on any terms it sees fit, its Partnership interest (or an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership) to obtain funds for use by it for its own general purposes.

All repayments of such borrowings and costs and interest or other charges related thereto shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

In addition, subject to a required participation of not less than 1% of the Partnership Subscription, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if:

       (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

       (ii) the withdrawal is approved by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

6.04. PRESENTMENT.

6.04(a). IN GENERAL. Participants shall have the right to present their interests to the Managing General Partner subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for repurchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and shall not purchase less than one Unit of a Participant's interests in the Partnership unless such lesser amount represents the entire amount of the Participant's interest. The Managing General Partner may waive these limitations in its sole discretion other than the limitation that it shall not purchase more than 5% of the Units in any calendar year.

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

A Participant may present his Units in writing to the Managing General Partner every year beginning in 2004. The presentment must be made within 120 days of the reserve report set forth in Section 4.03(b)(3). No repurchase shall be considered effective until the payment has been made to the Participant in cash.

In addition, in accordance with Treas. Reg. Section 1.7704-1(f), no repurchase shall occur until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the repurchase right.

6.04(b). REQUIREMENT FOR INDEPENDENT PETROLEUM CONSULTANT EVERY OTHER YEAR. The amount attributable to Partnership reserves shall be determined based upon the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves. In making this estimate, the Managing General Partner shall use a discount rate equal to 10% and a constant price for the oil; and base the price of gas upon the existing gas contracts at the time of the repurchase.

The calculation of the repurchase price shall be as set forth in Section
6.04(c).

6.04(c). CALCULATION OF PRESENTMENT PRICE. The presentment price shall be based upon the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant based upon his Agreed Subscription. The presentment price shall include the sum of the following items:

       (i) an amount based on 70% of the present worth of future net revenues from the Partnership's Proved Reserves determined as described in
             Section 6.04(b);

       (ii)  Partnership cash on hand;

       (iii) prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts; and

       (iv) the estimated market value of all assets of the Partnership, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

       (i) an amount equal to all Partnership debts, obligations, and other liabilities, including accrued expenses; and

       (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

6.04(d). FURTHER ADJUSTMENT MAY BE ALLOWED. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of such report to the date of payment of the presentment price to the Participants:

       (i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for repurchase; and

       (ii) by reason of any of the following occurring before payment of the presentment price to the selling Participants: changes in well performance, increases or decreases in the market price of oil, gas, or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem, and other tax laws (e.g. material variations in the provisions for depletion) and similar matters.

6.04(e). SELECTION BY LOT. If less than all interests presented at any time are to be purchased, then the Participants whose interests are to be purchased will be selected by lot.

The Managing General Partner's obligation to purchase interests presented may be discharged for its benefit by a third party or an Affiliate. The interests of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his interest, together with such other documentation as the Managing General Partner may reasonably request.

6.04(f). NO OBLIGATION OF THE MANAGING GENERAL PARTNER TO ESTABLISH A RESERVE. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.04(g). SUSPENSION OF PRESENTMENT FEATURE. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if:

       (i)    it does not have sufficient cash flow; or

       (ii) it is unable to borrow funds for such purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that such transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

The Managing General Partner shall hold such repurchased Units for its own account and not for resale.

                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

7.01. DURATION.

7.01(a). FIFTY YEAR TERM. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as hereinafter set forth.

7.01(b). TERMINATION. The Partnership shall terminate following:

       (i)    the occurrence of a Final Terminating Event; or

       (ii) upon the occurrence of any event which under the Pennsylvania Revised Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). CONTINUANCE OF PARTNERSHIP EXCEPT UPON FINAL TERMINATING EVENT. Except upon the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. Such successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include such successor limited partnerships and the parties thereto.

7.02. DISSOLUTION AND WINDING UP.

7.02(a). FINAL TERMINATING EVENT. Upon the occurrence of a Final Terminating Event, the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining assets of the Partnership.

7.02(b). TIME OF LIQUIDATING DISTRIBUTION. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by the end of the taxable year in which liquidation occurs (determined without regard to Section 706(c)(2)(A) of the Code) or, if later, within 90 days after the date of such liquidation.

Notwithstanding, the following amounts need not be distributed within the foregoing time periods so long as such withheld amounts are distributed as soon as practical:

       (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

       (ii)   installment obligations owed to the Partnership.

7.02(c). IN-KIND DISTRIBUTIONS. Any in kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

       (i) the Managing General Partner shall offer the individual Participants the election of receiving in kind property distributions and the Participants accept the offer after being advised of the risks associated with such direct ownership; or

       (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

It shall be presumed that a Participant has refused his consent if the Managing General Partner has not received the consent within 30 days after the Managing General Partner mailed the request for consent.

7.02(d). SALE IF NO CONSENT. Any Partnership asset which would otherwise be distributed in kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing General Partner.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.01. NOTICES.

8.01(a). METHOD. Any notice required hereunder shall be in writing, and given by mail or wire addressed to the party to receive the notice at the address designated in Section 1.03. In the event of a transfer of rights hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the Managing General Partner.

Any transfer of rights hereunder shall not increase the duty to give notice. If there is a transfer of rights hereunder to more than one party, then notice to any owner of any interest in such rights shall be notice to all owners thereof.

8.01(b). CHANGE IN ADDRESS. The address of any party hereto may be changed by:

       (i) written notice to the Participants in the event of a change of address by the Managing General Partner; or

       (ii) to the Managing General Partner in the event of a change of address by a Participant.

8.01(c). TIME NOTICE DEEMED GIVEN. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is place in the mails or delivered to the telegraph company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). EFFECTIVENESS OF NOTICE. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of whether or not the notice is actually received, and irrespective of any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). FAILURE TO RESPOND. Except when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The time period shall be not less than 15 business days from the date of mailing of the request.

8.02. TIME. Time is of the essence of each part of this Agreement.

8.03. APPLICABLE LAW. The terms and provisions hereof shall be construed under the laws of the Commonwealth of Pennsylvania, provided, however, this Section
8.03 shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the Commonwealth of Pennsylvania. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterpart and shall be binding upon all parties executing this or similar agreements from and after the date of execution by each party.

8.05. AMENDMENT.

8.05(a). PROCEDURE FOR AMENDMENT. No changes herein shall be binding unless:

       (i) proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or

       (ii) proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription and approved by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

8.05(b). CIRCUMSTANCES UNDER WHICH THE MANAGING GENERAL PARTNER ALONE MAY AMEND. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it:

       (i) to add or substitute (in the case of an assigning party) additional Participants;

       (ii)   to enhance the tax benefits of the Partnership to the parties;
              and

       (iii) to satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. ADDITIONAL PARTNERS. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. LEGAL EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject hereto. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands and seal as of the day and year hereinabove shown.


ATLAS:                                  ATLAS RESOURCES, INC.
                                        Managing General Partner

                                        By: /s/ Tony C. Banks
                                           --------------------------------
                                           Tony C. Banks, President and CEO
Attest:
/s/ Barbara J. Krasnicki
---------------------------------------
(SEAL)  Barbara J. Krasnicki, Secretary

                                  EXHIBIT (I-A)

                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE

Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

The undersigned agrees:

       1. to serve as the Managing General Partner of ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD. (the "Partnership"), and hereby executes, swears to and agrees to all the terms of the Partnership Agreement;

       2. to pay the required subscription of the Managing General Partner under Section 3.03(b)(1) of the Partnership Agreement; and

       3.     to subscribe to the Partnership as follows:

              (a)    $___________________ [________] Unit(s)] under Section
                     3.03(b)(2) of the Partnership Agreement as a Limited Partner; or

              (b)    $___________________ [________] Unit(s)] under Section
                     3.03(b)(2) of the Partnership Agreement as an Investor General Partner.



MANAGING GENERAL PARTNER:

Atlas Resources, Inc.                         Address:


By:
   ----------------------------               311 Rouser Road
                                              Moon Township, Pennsylvania 15108



ACCEPTED this _______ day of _______________ , 1999.



                                               ATLAS RESOURCES, INC.
                                               MANAGING GENERAL PARTNER

                                               By:
                                                  -----------------------------

Attest


----------------------------------------------
(SEAL)                               Secretary

                                  EXHIBIT (I-B)

                             SUBSCRIPTION AGREEMENT

                  ATLAS-ENERGY FOR THE NLNETLES-PUBLLC #8 LTD.

-------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
-------------------------------------------------------------------------------

The undersigned hereby offers to purchase Units of Atlas-Energy for the Nineties-Public #8 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas-Energy for the Nineties-Public #8 Ltd. (as supplemented or amended from time to time). The undersigned acknowledges and agrees that his execution of this Subscription Agreement also constitutes his execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and the undersigned agrees to be bound by all of the terms and conditions of the Partnership Agreement if his Agreed Subscription is accepted by the Managing General Partner. The undersigned understands and agrees that this offer may not be assigned, nor may it be withdrawn by the undersigned after it has been accepted by the Managing General Partner. The undersigned hereby irrevocably constitutes and appoints Atlas Resources, Inc. (and its duly authorized agents) the undersigned's agent and attorney-in-fact, in the undersigned's name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce the Managing General Partner to accept this subscription, the undersigned hereby represents, warrants, covenants and agrees as follows:

INVESTOR'S INITIALS

_____       The undersigned has received the Prospectus.

_____ The undersigned (other than Minnesota residents) recognizes that before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market. In addition, the undersigned understands that the transferability of the Units is restricted and that he cannot expect to be able to readily liquidate his investment in the Units in case of emergency or other change in circumstances.

_____ The undersigned is purchasing the Units for his own account, for investment purposes and not for the account of others and he is not purchasing the Units with the present intention of reselling them.

_____ The undersigned, if he is an individual, is a citizen of the United States of America and is at least twenty-one years of age, or, if a partnership, corporation or trust, the members, stockholders or beneficiaries thereof are citizens of the United States and each is at least twenty-one years of age.

_____ The undersigned, if he is not an individual, is empowered and duly authorized under a governing document, trust instrument, pension plan, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including the exhibits thereto.

_____       (a)    The undersigned has:

                   - a net worth of at least $225,000 (exclusive of home, furnishings and automobiles); or

                   - a net worth (exclusive of home, furnishings and automobiles) of at least $60,000 and had during the last tax year, or estimates that he will have during the current tax year, "taxable income" as defined in
                        Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.

            (b) IN ADDITION, IF A RESIDENT OF ALABAMA, ARIZONA, CALIFORNIA, INDIANA, IOWA, KANSAS, KENTUCKY, MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, SOUTH DAKOTA, TENNESSEE, TEXAS, VERMONT OR WASHINGTON, THEN THE UNDERSIGNED REPRESENTS THAT HE IS AWARE OF AND MEETS THAT STATE'S QUALIFICATIONS AND SUITABILITY STANDARDS SET FORTH IN EXHIBIT (B) TO THE PROSPECTUS.

            (c) If the undersigned is a fiduciary, then he is purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.

INVESTOR'S INITIALS

_____ An Investor General Partner will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of his Agreed Subscription to the extent the obligations and liabilities exceed the Partnership's insurance proceeds, the Partnership's assets and indemnification by the Managing General Partner. Insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____ Partnership losses allocable to a Limited Partner generally may be used only to the extent of his net passive income from passive activities in such year, with any excess losses being deferred.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT THE UNDERSIGNED MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

No state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

The Selling Agent or registered representative is required to inform potential investors of all pertinent facts relating to the Units, including the following:

          - the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas;
          - the financial hazards involved in the offering, including the risk of losing the entire investment;
          -   the lack of liquidity of this investment;
          -   the restrictions on transferability of the Units;
          -   the background of the Managing General Partner and the Operator;
          -   the tax consequences of the investment; and
          - the unlimited joint and several liability of the Investor General Partners.

You are required to execute your own Subscription Agreement. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given the legal power of attorney to sign on your behalf and you meet all of the conditions herein. In the case of sales to fiduciary accounts, the minimum standards set forth herein must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership interests if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your Agreed Subscription without liability to you. Agreed Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your Agreed Subscription is rejected, then all of your funds will be returned to you immediately.

If your Agreed Subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your Agreed Subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your Agreed Subscription was accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1) does not require enlarging or contracting of the size of the area on the basis of geological data in all cases.

If a resident of California the undersigned acknowledges the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.

-------------------------------------------------------------------------------
                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
-------------------------------------------------------------------------------

The undersigned agrees to purchase ________ Units of Participation at $10,000 per Unit in ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD. (the "Partnership") as (check one):


       Y  INVESTOR GENERAL PARTNER              AGREED SUBSCRIPTION
       Y  LIMITED PARTNER                       $ _____________________________
                                                (______________________# Units)

Make check payable to: "Atlas Public #8 Ltd., Escrow Agent, National City Bank of PA"
Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions; and Additional Subscriptions in $1,000 increments.


Subscriber (All individual investors        Address
              must personally sign
              this Signature Page.)

---------------------------------------     -----------------------------------
Print Name

---------------------------------------     -----------------------------------
Signature

---------------------------------------     -----------------------------------
Print Name

---------------------------------------
Signature

---------------------------------------
Name of Entity if a Trust, Corporation
or Partnership is Subscribing

                                            Address for Distributions if
                                            Different from Above

                                            -----------------------------------

                                            -----------------------------------

Date: _________   Telephone No.: Business _________________  Home _____________

Tax I.D. No. (Social Security No.):  __________________________________________

(CHECK ONE):  Calendar Year Taxpayer  _________    Fiscal Year Taxpayer  ______

(CHECK ONE): OWNERSHIP - Tenants-in-Common ________  Partnership        _______
                         Joint Tenancy     ________  C Corporation      _______
                         Individual        ________  S Corporation      _______
                         Trust             ________  Community Property _______
                                                     Other              _______

-------------------------------------------------------------------------------
TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND OTHER
PURPOSES)
-------------------------------------------------------------------------------
I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.




------------------------------------        -----------------------------------
Registered Representative Name              Name of Broker-Dealer
and Number

Registered Representative Office Address:

------------------------------------        -----------------------------------
                                            Company Name (if other than
                                            Broker-Dealer Name)
------------------------------------


------------------------------------
Phone Number; Facsimile Number

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS
and THE CHECK to:

     Mr. Eric D. Koval
     Anthem Securities, Inc.
     P.O. Box 911
     Coraopolis, Pennsylvania 15108-0911
     (412) 262-1680
     FACSIMILE:  (412) 262-7430

-------------------------------------------------------------------------------
                 TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
-------------------------------------------------------------------------------



ACCEPTED THIS ______ day                    ATLAS RESOURCES, INC.,
of  _________________ , 1999                MANAGING GENERAL PARTNER

Attest                                      By:
                                               --------------------------------


----------------------------------------
(SEAL)                         Secretary